Exhibit 10.35

GAINSCO, INC.

2005 LONG-TERM INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT INCENTIVE AGREEMENT

This Restricted Stock Unit Incentive Agreement (the “Agreement”) is entered into as of «Grant Date» (the “Grant Date”) by and between GAINSCO, INC., a Texas corporation (the “Company”), and «Name», an Employee of a GAINSCO Company (the “Grantee”), pursuant to the GAINSCO, INC. 2005 Long-Term Incentive Compensation Plan (terms defined in such Plan are used herein with the same meanings).

1. Performance Restricted Stock Unit Award. In order to foster and promote the long-term financial success of the Company and to increase shareholder value and pursuant to Section 3.1 of the Plan, the Committee hereby grants to Grantee                                                       Restricted Stock Units (the “Units”), each Unit representing the right to earn one share of Common Stock upon and subject to the satisfaction of all of the Performance Goals and other conditions, restrictions and limitations set forth herein and in the Plan. Grantee hereby acknowledges and accepts such grant, and agrees to the Performance Goals and other conditions, restrictions and limitations contained in this Agreement and the Plan.

2. Performance-Based Vesting.

(a) Appendix A attached hereto and incorporated herein by this reference sets forth the Performance Period, the target performance levels for each Performance Goal in each Performance Period and the number of Units allocated to each Performance Goal in each Performance Period.

(b) The Units shall vest based on the extent to which each Performance Goal in each Performance Period set forth in Appendix A is achieved or exceeded, subject to the following provisions which shall be determined separately for each Performance Goal identified on Appendix A (in each case rounded if necessary to the nearest whole number of Units):

(i)	If for a Performance Period and Performance Goal, actual results divided by the applicable target level of performance for the Performance Goal (the percentage thus derived to be called “Actual Performance”) is equal to or greater than the threshold level of performance as shown on the performance scale on Appendix A (“Threshold Performance”) but less than the target level of performance shown on the performance scale (“Target Performance”) , the percentage of Units allocated to that Performance Period that vest will be equal to the value on the vesting scale provided on Appendix A that corresponds to Actual Performance on the performance scale. The percentage vested will be interpolated from the corresponding values on the vesting scale provided on Appendix A if Actual Performance is between specific values on the performance scale.

(ii)	If for a Performance Period and Performance Goal, Actual Performance is less than Threshold Performance as shown in Appendix A, the Grantee will not earn any vested interest in Units allocated for award in such Performance Period with respect to the applicable Performance Goal.

(iii)	If Actual Performance is greater than Target Performance, vesting with respect to the Applicable Performance Goal will equal the maximum vesting amount provided on Appendix A for that Performance Goal.

(c) The Units shall vest and be settled, subject to Section 3.5 of the Plan related to deferred settlement, on the date that the Committee certifies whether the applicable Performance Goals have been achieved and, if applicable, the number of Units vested in accordance with Section 4.3(b) of the Plan (subject to any decision by the Committee to reduce the vested percentage of one or more Participants that would otherwise be earned as provided in Section 4.3(c) of the Plan); provided that, if necessary to comply with Section 409A of the Code, the settlement date for the Participant’s vested Units shall be April 15, 2012.

3. Restrictions on Transfer. The Units may not be transferred or assigned other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined under Code §414(p)). Subject to clauses (a) and (b) of the preceding sentence, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If Grantee becomes bankrupt or attempts to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

4. Effect of Separation from Service. Upon a separation from service as an Employee, the provisions of this Section 4 shall govern the vesting of any Units which have not previously vested, in lieu of the provisions of Section 5.7(a) and (b) of the Plan, unless the Committee provides for a modification pursuant to the Plan. Units which do not vest in accordance with paragraphs (i) or (ii) below shall expire and terminate. Except as otherwise provided in an applicable Deferral Election, any vested Units shall be settled at a time determined by the Committee.

(i) If Grantee is separated from service as an Employee during the final six calendar months of the Performance Period, whether by action of the Company without Cause or because of death or Disability of Grantee, then any portion of Units that would otherwise have vested pursuant to Section 2 shall be prorated based on the number of days that Grantee was employed during the Performance Period as a percentage of the number of days in the Performance Period, and such prorated portion shall vest.

(ii) If Grantee is separated from service as an Employee for any reason after the end of the Performance Period, whether by action of the Company with or without Cause, by action of Grantee, or because of death or Disability, then the Units shall vest as determined in accordance with Section 2.

(iii) If Grantee is separated from service as an Employee other than as described in clauses (i) or (ii) above, then any all non-vested Units shall expire and terminate at such time.

5. No Rights as a Shareholder. Except as otherwise provided in the Plan, Grantee shall not have any right, title or interest in, or any voting rights or Distribution Rights in respect of, or otherwise be considered the owner of, any of the Shares covered by the Units until such Units have become vested and the Grantee has become the record owner of Shares issued in settlement of such Units.

6. Securities Requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the Grantee make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

The Committee may defer the effectiveness of any action in respect of any Units in order to allow the issuance of Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.

If the Shares issuable or deliverable pursuant to any Units are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares such legend that the Company considers necessary or advisable to comply with the Securities Act of 1933 and applicable state securities laws.

7. Change in Capital Structure. If while there are any Units outstanding the Company shall effect any subdivision or consolidation of Shares, dividend payable in Shares or stock split or reverse stock split of the Shares, the terms of this Agreement, including the number of Units subject to this Agreement, shall be adjusted as the Committee deems appropriate and consistent with the Plan to give effect to such corporate action.

8. No Guarantee of Employment. Nothing set forth herein or in the Plan shall (i) confer upon the Grantee any Employment rights (including right to continued Employment) for any period by any GAINSCO Company, (ii) entitle the Grantee to remuneration or benefits not set forth in the Plan, or (iii) interfere with or limit in any way the right of any GAINSCO Company to terminate such Grantee’s employment at any time without regard to the existence of this Agreement or the Plan.

9. Right of Recapture. If at any time after the date on which any Units become vested or Shares are issued due to the attainment of a Performance Goal, the Committee determines that the earlier determination as to the achievement of the Performance Goal was based on false or misleading data and that the Performance Goal had not been achieved or had been achieved to a lesser extent than originally determined, then any Units or portion of any Units that became vested based on such false or misleading data shall be deemed to be not vested and the Grantee shall be obligated to return to the Company and the Committee may attempt to recover any transfer of Shares made to the Grantee with respect to such Units.

10. Taxes. The Grantee shall pay to the Company promptly upon request, and in any event at the time the Company determines that the Grantee has recognized taxable income in respect of the Units, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Units. Such payment shall be made in the form of cash, Shares already owned or otherwise issuable upon the lapse of restrictions, or in a combination of such methods, subject to the terms of the Plan.

11. Compliance with Code Section 409A. Notwithstanding any provision in this Agreement to the contrary, this Agreement will be interpreted, applied and, to the extent necessary, unilaterally amended by the Committee, so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of Code Section 409A(a)(2), (3) and (4).

12. Incorporation of Plan; Conflicts. Grantee acknowledges receipt of a copy of the Plan, together with the prospectus relating thereto and to the Shares. Grantee further acknowledges notice of the terms, conditions, restrictions and limitations contained in the Plan and acknowledges the restrictions set forth in this Agreement. This Agreement and the Units shall be subject to the terms of the Plan, as it may be amended from time to time. To the extent that any provision of this Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Grantee and his heirs, executors and personal representatives, and the Company and its successors and assigns.

14. Failure to Enforce Not a Waiver. The failure of the Committee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to be delivered (i) upon physical delivery (if hand delivered); (ii) three business days after deposit in the United States mail (if mailed), postage prepaid, certified or registered mail, return receipt requested, addressed as set forth below or (iii) the day such notice is sent via facsimile as set forth below:

The Company:	GAINSCO, INC.
3333 Lee Parkway, Suite 1200
Dallas, Texas 75219
Attn: Corporate Secretary
Fax: (972) 629-4301

Employee:	Notices to Employee shall be given at
the most recent address of Employee on
the Company’s records

Notice given in any other manner shall be effective when received. The address for notice may be changed by notice given in accordance with this provision.

16. Governing Law; Venue. The validity, construction, and enforcement of this Agreement shall be governed by the laws of the State of Texas, without regard to any principles of conflict of laws. Any dispute arising out of or relating to this Agreement may be brought in a court of competent jurisdiction located in Dallas, Texas, and both of the parties to this Agreement irrevocably submit to the exclusive jurisdiction of such courts in any such dispute, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the dispute shall be heard and determined only in any such court, and agrees not to bring any dispute arising out of or relating to this Agreement in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement among the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any dispute may be served on any party anywhere in the world.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written.

GAINSCO, INC.

By:
Name:
Title:

The undersigned Grantee hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement. If you do not sign and return this Agreement, you will not be entitled to the Units.

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